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                                                                       EXHIBIT 8

                              EMPLOYMENT AGREEMENT

     THIS AGREEMENT is entered into this 2nd day of June, 1995, by and between WORLDWAY CORPORATION, a North Carolina corporation whose principal address is 400 Two Coliseum Centre, 2400 Yorkmont Road, Post Office Box 31308, Charlotte, North Carolina (hereinafter "WorldWay"), and LARY R. SCOTT (hereinafter "Scott").

     1. Employment. WorldWay hereby continues the employment of Scott, and Scott hereby accepts continued employment upon the terms and conditions hereinafter set forth.

     2. Term. The term of this agreement shall begin on the 2nd day of June, 1995, and shall continue in effect thereafter until such time as one party shall give to the other written notice of its intention to cancel the agreement. Such notice must be given at least three (3) years in advance of the date on which the agreement shall be cancelled.

     3. Compensation. For all services rendered by Scott under the terms of this Agreement, WorldWay shall pay to Scott a base salary of not less than $250,000.00 per year, payable in bi-weekly installments.

     In addition, WorldWay shall provide to Scott for his personal and business use a current model Lincoln Town car.

     On or after the date of this Agreement, WorldWay shall grant to Scott an option to purchase 140,000 shares of the common stock of WorldWay at the closing price for the stock on the New York Stock Exchange on the date of the grant.

     WorldWay will provide you a membership in a country club of your choice in the Charlotte area pursuant to the terms of the applicable company policy.

     WorldWay shall continue in effect an agreement entitled "Senior Executive Benefit Plan Agreement" with Scott, in its current form. Should there be any conflict between the terms of the Senior Executive Benefit Plan Agreement and this Agreement, the terms of the Senior Executive Benefit Plan Agreement shall apply in regard to the benefits provided therein.

     WorldWay shall provide, pursuant to the terms of the ValuePlus Split Dollar Life Insurance Plan of Carolina Freight Corporation, to Scott's estate (or other designee) a death benefit in an amount not less than one million two hundred fifty thousand ($1,250,000) dollars.

     Scott shall be eligible to participate in other benefit plans that are offered to all employees of WorldWay, with his participation being governed by the terms of the particular plan.

     Scott shall participate in the 1995 Carolina Freight Corporation Short-Term Bonus Plan for Salaried Personnel, as approved by the Compensation Committee of the Board of Directors of WorldWay (the "Committee"). Scott shall also be eligible to participate in such similar plans as may be adopted by the Committee in future years at a level that is at least 110% of the highest bonus paid to any other officer of WorldWay pursuant to such plan.

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     4. Extent of Services.  Scott shall devote his entire time, attention, and energies to the business of WorldWay, and shall not, during the term of this Agreement, be engaged in any other business activity whether or not such activity is pursued for gain, profit or other pecuniary advantage; but this shall not be construed as preventing Scott from investing his assets in such form or manner as will not require any services on the part of Scott in the operation of the affairs of the companies in which such investments are made or from serving on the boards of directors of other public or private companies or from rendering service to one or more government agencies.

     5. Working Facilities. Scott shall be furnished with a private office and with such equipment and assistance as is suitable to his position and adequate for the performance of his duties.

     6. Disclosure of Information. Scott recognizes and acknowledges that the list of WorldWay's customers, as it may exist from time to time, is a valuable, special and unique asset of WorldWay's business. Scott will not, during or after the term of this employment, disclose the list of WorldWay's customers or any part thereof to any person, firm, corporation or association, or other entity for any reason or purpose whatsoever. In the event of a breach or threatened breach by Scott of the provisions of this paragraph, WorldWay shall be entitled to an injunction restraining Scott from disclosing, in whole or in part, the list of WorldWay's customers, or from rendering any services to such person, firm, corporation, association, or other entity to whom such list, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein shall be construed as prohibiting WorldWay from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Scott.

     7. Expenses. Scott is authorized to incur reasonable expenses, as necessary, in the conduct of his business with WorldWay, including expenses for entertainment, travel, and similar items. WorldWay will reimburse Scott for all such reasonable expenses upon the presentation by Scott, from time to time, of itemized account of such expenditures, all in accordance with the established policy and procedures of WorldWay.

     8. Vacations. Scott shall be entitled to three (3) weeks of vacation in each year of this Agreement.

     9. Termination of Agreement. Notwithstanding anything herein contained to the contrary, WorldWay may terminate this agreement immediately should Scott refuse to carry out the terms of this Agreement or to carry out and execute any and all reasonable duties assigned to him that are similar nature to the duties being performed by Scott at the execution of this Agreement.

     10. Restrictive Covenant. During the term of this agreement and for so long as payments shall continue from WorldWay to Scott as part of the notice period called for in paragraph 2 hereof, and for a period of six (6) months thereafter, Scott will not compete with WorldWay, or with a subsidiary of WorldWay, and shall not own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation, or control of any business similar to the type of business conducted by WorldWay or its subsidiaries at the time of termination of this Agreement. In the event of an actual or threatened breach by Scott of the provisions of this paragraph, WorldWay shall be entitled to an injunction restraining Scott from owning, managing, operating, controlling, being employed by, participating in, or being in any way so connected with any business similar to any type of business conducted by WorldWay or its subsidiaries at the time of this Agreement. Nothing herein stated shall be construed as prohibiting WorldWay from pursuing any other remedies at law or

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otherwise available to it for such breach or threatened breach, including the recovery of damages from Scott.

     11. Arbitration. Any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in the City of Charlotte, North Carolina, in accordance with the rules then promulgated by the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof.

     12. Governing Law. This Agreement shall be governed by and construed under the laws of the State of North Carolina.

     13. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing, and if sent by registered mail, return receipt requested to his residence in the case of Scott, or if to WorldWay, to the address shown in the first paragraph of this Agreement, marked to the attention of the General Counsel.

     14. Entire Agreement. This instrument contains the entire Agreement of the parties and may not be changed orally, but only by an Agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     15. Assignment. The rights and obligations of WorldWay under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of WorldWay.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         WORLDWAY CORPORATION

(Corporate Seal)

                                         By:            JOHN B. YORKE

                                           -------------------------------------
                                                       John B. Yorke
                                                      Vice President

Attest:

           ROBERT S. MCLEAN
- ---------------------------------------
           Robert S. Mclean
               Secretary

                                                      LARY R. SCOTT

                                   ---------------------------------------(SEAL)
                                                      Lary R. Scott

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